                                                                     EXHIBIT 5.1

                           [BRUCK & PERRY LETTERHEAD]


                                February 6, 1997


                                                                    File No.
                                                                    64570.17


Optimum Care Corporation
30011 Ivy Glenn Drive
Suite 219
Laguna Niguel, CA  92677

         Re:  Registration Statement on Form S-2

Gentlemen::

         As counsel for OptimumCare Corporation, a Delaware corporation (the "Company"), we have examined its Restated Certificate of Incorporation, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-2 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total of 84,193 shares of $.001 par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") filed therewith, and any amendments thereto (collectively, the "Registration Statement").

         Upon the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Delaware, with all requisite power to conduct the business described in the Registration Statement.

         2. The Company has an authorized capitalization as set forth under the caption "Description of Common Stock" contained in the Prospectus.

         3. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus and, where applicable, as set forth in the agreement between the Company and the individual purchaser, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       BRUCK & PERRY
                                       A Professional Corporation